SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2006

OXFORD MEDIA, INC.
(FORMERLY BECOMING ART INC.)

(Exact name of registrant as specified in its charter)

NEVADA	000-51125	20-3270909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Technology Drive
Building H, Irvine, California 92618
(Address of Principal Executive Offices)

(949) 341-0050
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement

Summary: On August 4, 2006, we closed a loan transaction with Palisades Master Fund, LP (whom we refer to as Palisades). We have a pre-existing relationship with Palisades in that (i) Palisades is the owner of 4,000 shares of our Series A Convertible Preferred Stock; (ii) Palisades was the holder of our promissory note in the original principal amount of $1,666,667, issued to Palisades in connection with a loan made by Palisades to us in February, 2006; (iii) Palisades was the holder of shares of our common stock issued to it as part of an extension agreement on the February, 2006 promissory note; and, (iv) Palisades is the owner of 3,857 shares of our Series B Convertible Preferred Stock issued to it in consideration of the transfer and cancellation of February, 2006 promissory note and our shares of common stock issued to Palisades in connection with an extension of the February, 2006 note.

Under the terms of the loan transaction, we issued our Secured Promissory Note in favor of Palisades for the loan made by Palisades to us in the aggregate principal amount of $1,000,000.00 (which we refer to as the Loan).  The proceeds of the loan will be used solely for the payment of a deposit toward the purchase price of the issued and outstanding shares of common stock of SVI Hotel Corporation being acquired by us. The Secured Promissory Note has an interest rate of 18% per annum; has a maturity date of the earlier of (i) 90 days after the date of the Note, or (ii) the closing of the acquisition of the SVI Hotel Corporation stock by us; and, it is secured by a second lien on all of our assets pursuant to a Security Agreement and Collateral Agent Agreement. All agreements and documents entered into or delivered as part of this loan transaction were done so pursuant to a Subscription Agreement we entered into with Palisades.

The Subscription Agreement, Secured Promissory Note, Security Agreement, and Collateral Agent Agreement (which we collectively refer to as the “Loan Agreements”) contain representations and warranties of the Company, as well as affirmative and negative covenants imposed by us and accepted as obligations of the Company. The Loan Agreements also contain customary events of default, including nonpayment of principal, interest, fees or other amounts when due; violation of covenants, subject in certain cases to stated grace periods; the attachment or seizure of a material portion of our assets; the occurrence of certain bankruptcy events; the prevention by governmental authorities of the conduct of a material part of our business; the occurrence of certain payment defaults in respect of other indebtedness; the handing down of certain material judgments adverse to the Company; and inaccuracy of representations and warranties. If an event of default occurs and is continuing, we may be required to repay all amounts outstanding under the Loan Agreements. Palisades may elect to accelerate the maturity of amounts due under the Loan Agreements upon the occurrence and during the continuation of an event of default.

A copy of the Subscription Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the Secured Promissory Note is attached hereto as Exhibit 10.2 and is incorporated herein by reference. A copy of the Security Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference. A copy of the Collateral Agent Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Affect on Series A or Series B Preferred Stock: The loan transaction with Palisades will have no effect on the Series A or Series B Convertible Preferred Stock currently held by Palisades. We previously agreed to file a registration statement covering the shares of common stock into which the Series A and Series B Convertible Preferred Stock can be converted.

Common Stock: As of the close of the loan transaction, the number of shares of our common stock outstanding is 20,552,532, and 32,939,389 on a fully diluted basis.

Securities Act Exemption: The securities issued pursuant to the loan transaction are being acquired by Palisades in a transaction meeting the requirements of Section 4(2) and/or Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), or in the case of foreign purchasers, Regulation S under the Securities Act, and have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from the registration requirements.

Palisades represented its intention to acquire the securities for investment only and not with a view toward distribution. Longview was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation

See the description of the loan transaction, including the terms and conditions of the Subscription Agreement, Secured Promissory Note, Security Agreement, and Collateral Agent Agreement executed in connection with the loan transaction, set out in Item 1.01 above, which description is incorporated in this Item 2.03 by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

See the discussion of the acceleration of the maturity date of the Secured Promissory Note pursuant to the terms of the Secured Promissory Note, set forth in Item 1.01 above, which discussion is incorporated in this Item 2.04 by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	Subscription Agreement

10.2	Secured Promissory Note

10.3	Security Agreement

10.4	Collateral Agent Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD MEDIA, INC.

/s/ LEWIS JAFFE
LEWIS JAFFE, Chief Executive Officer

Date:	August 9, 2006